Exhibit 10.1

SUBLEASE TERMINATION AGREEEMENT

This Sublease Termination Agreement (the “Agreement”) is entered into this 1st day of October, 2020, by and between DIEGO PELLICER WORLDWIDE, INC., a Delaware Corporation (“Sublandlord”), on the one hand, and VENTURE PRODUCT CONSULTING, LLC, a Colorado limited liability company (“VPC”), and ROYAL ASSET MANAGEMENT, LLC, a Colorado limited liability company (“RAM”, and, together with VPC, “Subtenants”), on the other hand. Sublandlord and Subtenants may hereinafter be individually referred to as “Party,” or collectively as “Parties.”

RECITALS

A. Sublandlord is a party to that certain Master Lease Agreement with Colorado Group Trust dated June 12, 2014 (the “Master Lease”), for the premises identified as:

L 1 TO 10 INC & FRACTL L 11 LYG NLY UP ROW BLK 66 1ST ADD TO SWANSEA

Also known as

4242 Elizabeth Street, Denver, CO 80216

Together with all rights privileges, easements, appurtenances and amenities to or in any way pertaining to the premises and together with the buildings and other improvements situated upon said premises (said real property, buildings and improvements hereinafter referred to as the “Premises”); and

B. Sublandlord subleased the Premises in part to VPC (Unit 2) pursuant to that certain Commercial Sublease Agreement dated December 30, 2015 and in part to RAM (Unit 1) pursuant to that certain Commercial Sublease Agreement dated September 8, 2015 (collectively, the “Subleases”); and

C. RAM is a party to that certain Asset Purchase Agreement dated May 20, 2020 ( the “APA” whereby RAM will sell its assets at Unit 1 of the Premises to Westward Summit, LLC (“Westward”), a Colorado limited liability company;

D. Sublandlord and Subtenants desire to voluntarily terminate the Subleases; and

E. Subtenants desire to acknowledge certain debts for deferred rents under the Subleases.

NOW, THEREFORE, the Parties agree as follows:

TERMS

1. Termination of Subleases.

(a) The Subleases will be terminated in their entirety on October 1, 2020 (the “Termination Date”) and after the Termination Date Subtenants shall have no liability to Sublandlord under the Subleases or otherwise in connection with the Premises and Sublandlord shall have no liability to Subtenants under the Subleases if any, except for obligations arising under this Agreement.

(b) No later than the Termination Date, RAM shall vacate Unit 1 of the Premises, leave the Premises in broom-clean condition ordinary wear and tear excepted, and deliver all keys for the Premises to Westward.

2. Acknowledgement of Debt. Notwithstanding anything to the contrary set forth in this Agreement, the Master Lease, or the Subleases:

(a) RAM acknowledges a debt of deferred rent to Sublandlord in the amount of $1,418,480 and which debt shall be memorialized in a promissory note, accruing interest at the applicable federal rate and due in full on the Maturity Date, (defined below), a copy of which is attached hereto as Exhibit A.

(b) VPC acknowledges a debt of deferred rent to Sublandlord in the amount of $64,344 and which debt shall be memorialized in a promissory note, accruing interest at the applicable federal rate and due in full on the Maturity Date, (defined below), a copy of which is attached hereto as Exhibit B.

(c) The combined debts of subparagraphs 2(a) and 2(b) above, memorialized in promissory notes, is sometimes referred to as the “Promissory Note Debt”.

3. Future Rent Debt. Beginning on the Termination Date, and until the earlier of the Maturity Date or June 30, 2024, notwithstanding the termination of the Subleases, and except as set forth in Section 4(b)(ii), RAM shall continue to accrue debt to Sublandlord, assessed on the first day of each month, according to the schedule set forth in the attached Schedule A. (the “Future Rent Debt”) which Future Rent Debt shall be due to Sublandlord on the Maturity Date.

4. Maturity Date.

(a) Maturity Date: The Promissory Note Debt. No payment under the Promissory Note Debt will be due to Sublandlord until the earlier of (i) the date on which RAM and Sublandlord consummate a change of control event, which is defined as: the acquisition of RAM by Sublandlord or an affiliated entity by means of any transaction or series of related transactions to which RAM is a party (including, without limitation, any membership interest acquisition, reorganization, merger or consolidation, (generally, a “Merger”), or, (ii) the date one (1) business day following the earlier of (x) at any time, receipt by Sublandlord from RAM or VPC of a written notice stating such party no longer desires to pursue the Merger, or (y) beginning eighteen (18) months after the date of this Agreement, receipt by RAM or VPC from Sublandlord of a written notice stating that Sublandlord no longer desires to pursue the Merger (the “Maturity Date”);

(b) Maturity Date: The Future Rent Debt.

(i) Except as provided in section 4(b)(ii), no payment under the Future Rent Debt will be due to Sublandlord until the Maturity Date, at which time the entire Future Rent Debt shall be due and payable in full.

(ii) In any month in which RAM earns $725,000 of gross sales revenue, including taxes, at its Alameda location, all as reported to the Colorado Department of Revenue, RAM shall pay the Future Rent Debt for the following month to Sublandlord on or before the 5th day of the following month, and such amount will not accrue as a Future Rent Debt obligation hereunder.

5. Indemnification. RAM shall indemnify and hold harmless the Sublandlord and its affiliates, and their respective stockholders, members, directors, managers, officers, and employees (each, an “Sublandlord Affiliate”) from and against any and all Losses relating to, resulting from, or arising under that certain Lease and Guaranty Agreement dated September 2, 2020, between Colorado Group Trust, Westward Summit, LLC, Nicholas Brown, Austin Carlisle, Joseph Pepe, Neil Demers, RAM, Sublandlord, and VPC (an “Indemnifiable Action”). As used herein, “Losses” means all losses, damages, liabilities, deficiencies, claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigations, citations, summons, subpoenas or investigations of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity, judgements, interest awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in an Indemnifiable Action, or responding to, or objecting to, a request to provide discovery in any Indemnifiable Action and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” does not include punitive damages, except to the extent actually awarded to a governmental authority or a party other than the Sublandlord or an Sublandlord Affiliate. Notwithstanding the foregoing, the Parties agree that an “Indemnifiable Action” shall expressly exclude any Losses that relate to, result from, or arise out of any breach by VPC under the Lease or under any sublease of the Lease and RAM shall have no liability or obligation associated therewith.

6. Limited Waiver, Release, and Discharge of Subtenants. As of and after the Termination Date, except the debt acknowledged under this Agreement and for obligations arising under this Agreement Subtenants shall have no further liability to Sublandlord or any of Sublandlord’s members, managers or affiliates for any amounts owing or allegedly owing under the Subleases or related to or arising from Master Lease, the Subleases, or the Premises and Sublandlord shall indemnify and hold harmless Subtenants and their respective members, managers, owners, agents, employees, nominees, attorneys, insurers, successors, assigns, heirs, and personal representatives (collectively, “Releasees”) from and against any and all claims, counterclaims, defenses, setoffs, recoupments, debts, demands, causes of action, suits, obligations, injuries, losses, damages, costs, expenses, attorney and expert witness fees, and liabilities of any nature whatsoever (collectively, “Claims”) arising therefrom or related thereto. As of the Termination Date, Sublandlord fully and forever releases and discharges Subtenants and their respective Releasees from any and all Claims, in law or in equity, whether known or unknown, fixed or contingent, arising under or in connection with the Master Lease, the Subleases, or the Premises, except for Claims of Sublandlord related to the enforcement of any terms or conditions of this Agreement against Subtenants.

7. Limited Waiver, Release, and Discharge of Sublandlord. Subtenants fully release and discharge, as of the Termination Date, Sublandlord and its Releasees from any and all Claims, in law or in equity, whether known or unknown, fixed or contingent, arising under or in connection with the Master Lease, the Subleases, or the Premises except for claims against Subtenants to enforce any terms or conditions of this Agreement against Subtenants.

8. Confidentiality. This Agreement is confidential and will not be disclosed to any third party, other than a Party’s affiliates, attorneys, accountants, auditors, or other advisors or governmental authorities except as required for tax purposes, or as required by applicable law or governmental authority, including Sublandlord’s right to disclose this Agreement and its material terms in a current report on Form 8-K, to be filed with the Securities and Exchange Commission, as required under the laws, rules and regulations of the Securities Exchange Act of 1934, as amended. A Party receiving a request for this Agreement shall promptly notify the other Party to afford it the opportunity to object or seek a protective order regarding this Agreement or information contained herein.

9. Representations and Warranties. Each Party represents and warrants to the other Party as follows:

(a) Such Party has received independent legal and tax advice, or has had the opportunity to do so, with respect to entering into this Agreement. Such Party has not been influenced to any extent whatsoever in entering into this Agreement by any representations or statements regarding the same by anyone representing or acting for any other Party.

(b) Such Party has full power and authority to execute, deliver, and perform this Agreement and has taken all necessary steps for the execution and delivery of this Agreement.

(c) Such Party has had sufficient time to consider this Agreement.

(d) Such Party has not sold, assigned, transferred, conveyed, or otherwise disposed of any of the Claims, demands, obligations or causes of action referenced in this Agreement.

(e) Such Party understands the meaning of this Agreement and the consequences of signing this Agreement.

10. Assumption of Risk of Unknown Claims. A portion of the consideration given by each Party for this Agreement is the full and final release as provided in Sections 6 and 7 of any and all unknown Claims which may have occurred in the past and are yet to be known or which may arise in the future as a result of any Party’s actions or inaction as of the date of this Agreement and are not presently known. Each Party assumes, voluntarily and knowingly, the risk of any mistake of fact, either mutual or unilateral, with respect to the releases set forth in Sections 6 and 7, and neither Party shall, under any circumstances, seek to present further Claims against the other Party arising as a result of any Party’s actions or inactions prior to the date of this Agreement, except for any potential claims based upon fraud.

11. Entire Agreement. This Agreement supersedes all prior discussions and agreements between the Parties and/or their affiliates with respect to the termination of the Subleases and contains the sole and entire agreement between the Parties and their affiliates with respect thereto.

12. Amendments. The Parties may amend any provision of this Agreement only by a written instrument signed by both Parties.

13. Governing Law/Venue/Illegality. This Agreement is governed by and construed and enforced in accordance with the laws of the State of Colorado, without giving effect to any conflict or choice of law provision that would result in imposition of another state’s law. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state courts located in Denver, Colorado, in connection with any action, suit or other proceeding related to or arising from this Agreement or the Subleases. Each Party irrevocably waives defense of an inconvenient forum to the maintenance of any such action or other proceeding. THE PARTIES ACKNOWLEDGE THAT (A) COLORADO HAS PASSED AMENDMENTS TO THE COLORADO CONSTITUTION AND ENACTED CERTAIN LEGISLATION TO GOVERN THE MARIJUANA INDUSTRY AND (B) THE POSSESSION, SALE, MANUFACTURE, AND CULTIVATION OF MARIJUANA IS ILLEGAL UNDER FEDERAL LAW. THE PARTIES WAIVE ANY DEFENSES TO ENFORCEMENT OF THIS AGREEMENT BASED UPON INVALIDITY OF CONTRACTS FOR PUBLIC POLICY REASONS AND/OR THE SUBSTANCE OF THE CONTRACT VIOLATING FEDERAL LAW.

14. Waiver of Right to Trial by Jury. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND WITH RESPECT TO ANY COUNTERCLAIM THEREIN.

15. Succession and Assignment. This Agreement is binding upon and will inure to the benefit of the Parties and their successors and assigns. No Party shall assign this Agreement or any of its rights, interests, or obligations hereunder, except, however, ~~after~~ beginning eighteen (18) months ~~two years~~ after the date of this Agreement, Sublandlord may assign, part or all, of its rights to the Future Rent Debt without consent.

16. Attorneys’ Fees. If a Party brings an action to enforce the provisions of this Agreement, then the substantially prevailing Party will be entitled to recover its reasonable attorneys’ fees and expenses incurred in such action from the non-prevailing Party.

17. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not modify, define, or limit any of its terms or provisions.

18. Counterparts/Electronic or Fax Signatures. This Agreement may be executed in counterparts, each of which will be an original and all of which, when taken together, will constitute one instrument notwithstanding that all parties have not executed the same counterpart. Signatures that are transmitted electronically or by fax will be effective as originals.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SUBLANDLORD:	DIEGO PELLICER WORLDWIDE, INC.

Name: Nello Gonfiantini
Title: Director

SUBTENANTS:	VENTURE PRODUCT CONSULTING, LLC

Name: Neil Demers
Title: Manager

ROYAL ASSET MANAGEMENT, LLC

Name: Neil Demers Title: Manager

SCHEDULE A

DEBT SCHEDULE

Start	End	Monthly Payment
10/1/2020	6/30/2021	$11,284
7/1/2021	6/30/2022	$11,622
7/1/2022	6/30/2023	$11,971
7/1/2023	6/30/2024	$12,330

Exhibit A

Form of Promissory Note Made by Royal Asset Management, LLC in Favor of

Diego Pellicer Worldwide, Inc.

(attached)

PROMISSORY NOTE

U.S. $1,418,480	Denver, Colorado

October 16, 2020

1. FOR VALUE RECEIVED, Royal Asset Management, LLC, with a business address at 2949 West Alameda Avenue, Denver, CO 80219 (“Maker”), promises to pay Diego Pellicer Worldwide, Inc., with a business address at 6160 Plumas Street, Suite 100, Reno, Nevada 89519 (“Holder”), the principal sum of $1,418,480, which shall accrue interest on the unpaid balance at a rate equal to the Applicable Federal Rate for mid-term obligations as published by the Internal Revenue Service.

2. The unpaid principal balance and any accrued interest under this Note shall become due and payable in full to Holder on the Maturity Date, as defined by that certain Sublease Termination Agreement dated October 1, 2020, by and between Holder, on the one hand, and Maker and Venture Product Consulting, LLC, on the other hand (the “Termination Agreement”).

3. Following the Maturity Date, as defined in the Termination Agreement, Holder may declare the unpaid principal balance and any accrued interest under this Note immediately due and payable by Maker.

4. If Maker and Holder consummate the Merger, Holder shall forgive all interest accrued under this Note.

5. The Holder shall be entitled to collect all reasonable costs and expense of collection and/or suit, including, but not limited to reasonable attorney's fees from Maker.

6. Maker may prepay the principal amount outstanding under this Note, in whole or in part, at any time without penalty. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent payments or change the amount of such payments due.

7. Any notice to Maker or Holder provided for in this Note shall be in writing and shall be given and be effective upon (a) delivery to Maker or Holder or (b) mailing such notice by first-class U.S. Mail, addressed to Maker or Holder at their respective addresses stated above, or to such other address as Maker or Holder may designate by notice to the other.

8. This Note shall be governed by and construed in accordance with the laws of the State of Colorado in all respects, without regard to the conflict of law principles that would result in the imposition of another state’s law.

MAKER:

ROYAL ASSET MANAGEMENT, LLC

Name: Neil Demers

Title: Manager

ACKNOWLEDGED

DIEGO PELLICER WORLDWIDE, INC.

Name: Nello Gonfiantini

Title: Director

Exhibit B

Form of Promissory Note Made by Venture Product Consulting LLC in Favor of

Diego Pellicer Worldwide, Inc.

(See attached)

PROMISSORY NOTE

U.S. $64,344	Denver, Colorado

 October 16, 2020

1. FOR VALUE RECEIVED, Venture Product Consulting, LLC, with a business address at 4242 Elizabeth Street, Unit 2, Denver, CO 80216 (“Maker”), promises to pay Diego Pellicer Worldwide, Inc., with a business address at 6160 Plumas Street, Suite 100, Reno, Nevada 89519 (“Holder”), the principal sum of $64,344, which shall accrue interest on the unpaid balance at a rate equal to the Applicable Federal Rate for mid-term obligations as published by the Internal Revenue Service.

2. The unpaid principal balance and any accrued interest shall become due and payable in full to Holder on the Maturity Date, as defined by that certain Sublease Termination Agreement dated October 1, 2020, by and between Holder, on the one hand, and Maker and Royal Asset Management, LLC on the other hand (the “Termination Agreement”).

3. Following the Maturity Date as defined in the Termination Agreement the Holder may declare the unpaid principal balance and any accrued interest under this Note immediately due and payable by Maker.

4. If Maker and Holder consummate the Merger, Holder shall forgive all interest accrued under this Note.

5. The Holder shall be entitled to collect all reasonable costs and expense of collection and/or suit, including, but not limited to reasonable attorney's fees from Maker.

6. Maker may prepay the principal amount outstanding under this Note, in whole or in part, at any time without penalty. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent payments or change the amount of such payments due.

7. Any notice to Maker or Holder provided for in this Note shall be in writing and shall be given and be effective upon (a) delivery to Maker or Holder or (b) mailing such notice by first-class U.S. Mail, addressed to Maker or Holder at their respective addresses stated above, or to such other address as Maker or Holder may designate by notice to the other.

8. This Note shall be governed by and construed in accordance with the laws of the State of Colorado in all respects, without regard to the conflict of law principles that would result in the imposition of another state’s law.

MAKER:

VENTURE PRODUCT CONSULTING, LLC

Name: Neil Demers

Title: Manager

ACKNOWLEDGED

DIEGO PELLICER WORLDWIDE, INC.

Name: Nello Gonfiantini

Title: Director